Exhibit 99.1

bioAffinity Technologies Publishes New Clinical Framework Addressing Growing Market for Pulmonary Nodule Risk Stratification and Early Lung Cancer Detection Using CyPath® Lung

Comprehensive clinical review outlines specialty-specific approaches for integrating the test’s lung microenvironment analysis into diagnostic pathway

Framework includes protocols for pulmonology, primary care and oncology practices for detection of lung cancer and surveillance of survivors

SAN ANTONIO, TX – July 27, 2026 – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company focused on noninvasive diagnostics and early cancer detection, today announced the publication of a comprehensive clinical review and white paper authored by Chief Medical Officer Gordon H. Downie, MD, PhD, that presents a practical clinical framework for incorporating CyPath® Lung into pulmonary nodule evaluation and cancer surveillance.

Titled “Lung Nodules, Lung Microenvironment, Predictive Models and Clinician Risk Stratification Using CyPath® Lung Testing for Early Diagnosis of Lung Cancer,” the paper examines the growing clinical challenge of evaluating pulmonary nodules as lung cancer screening expands, incidental findings increase, artificial intelligence identifies even more incidental nodules, and more patients require long-term surveillance following cancer treatment.

“Pulmonary medicine is entering a new era in which clinicians are evaluating more pulmonary nodules than ever before, driving a rapidly growing need for better risk stratification,” said Maria Zannes, President and Chief Executive Officer of bioAffinity Technologies. “Dr. Downie’s white paper demonstrates how CyPath® Lung can provide physicians with clinically meaningful information that complements imaging and clinical assessment, helping them make more confident decisions about which patients require invasive procedures and which can be safely monitored.”

Drawing on the three years of commercial experience since CyPath® Lung entered the market, the publication discusses how the noninvasive test has demonstrated consistent clinical performance in helping physicians stratify malignancy risk and guide patient management, including clinical case studies illustrating how CyPath® Lung helped clarify challenging cases in which imaging findings and predictive models alone produced uncertain or conflicting assessments.

The publication explores how advances in understanding the lung microenvironment are reshaping the evaluation of pulmonary nodules. Unlike blood-based diagnostics, CyPath® Lung analyzes sputum collected directly from the lungs, providing objective, real-time information from the lung microenvironment to help clarify complex or conflicting clinical presentations.

The paper also reviews the strengths and limitations of existing predictive models and emphasizes that no single diagnostic tool should be used in isolation. Instead, it proposes specialty-specific clinical pathways that integrate CyPath® Lung into three care settings:

●	Primary care practices managing incidentally discovered pulmonary nodules
●	Pulmonary nodule programs and interventional pulmonology practices evaluating patients for biopsy
●	Oncology practices conducting surveillance of cancer survivors

“Every patient presents a unique clinical picture,” Dr. Downie said. “The objective is not to replace clinician gestalt or existing guidelines, but to provide an additional data point when clinical findings are uncertain or contradictory. CyPath® Lung’s interrogation of the lung microenvironment gives physicians information that has not previously been available through traditional imaging or blood-based testing.”

The white paper highlights the growing recognition that the lung possesses a unique microenvironment distinct from blood, reflecting local immune responses, inflammation, genetic alterations and tumor biology. By evaluating sputum directly from the lungs, CyPath® Lung measures these biologic changes and identifies porphyrin-labeled malignant cells through proprietary flow cytometry and artificial intelligence analysis.

The complete white paper is available at https://bit.ly/cypath-lung-whitepaper3

About CyPath® Lung

CyPath® Lung by bioAffinity Technologies is a noninvasive test designed to improve the early detection of lung cancer in patients at high risk for the disease. CyPath® Lung uses advanced flow cytometry and proprietary artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. CyPath® Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. In a published clinical trial of high-risk patients, CyPath® Lung demonstrated 92% sensitivity, 87% specificity, 88% accuracy and 99% negative predictive value (NPV) in detecting lung cancer in patients at high risk for the disease who had small indeterminate lung nodules less than 20 millimeters. The high NPV gives physicians greater confidence that a negative result is truly negative, potentially sparing patients from unnecessary invasive and costly procedures. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) and is not intended for use as a sole diagnostic tool and should be considered alongside other clinical findings.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. LDTs are overseen under the Clinical Laboratory Improvement Amendments (CLIA), which are administered by the Centers for Medicare & Medicaid Services. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to achieve physician adoption of the clinical framework and specialty-specific pathways described in the white paper, the assumption that expansion of lung cancer screening programs and increases in incidental pulmonary nodule findings will result in increased demand for CyPath® Lung, the Company’s ability to expand its customer base across pulmonology, primary care and oncology practices, the risk that competing diagnostic technologies including blood-based tests may achieve greater market acceptance, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

investors@bioaffinitytech.com